Exhibit 10.11

[English Translation]

Collaboration Agreement

on

Operation of Beijing Guoxin Wangyan Technology Co., Ltd.

by and among

Beijing Guoxin Xinchuang Investment Co., Ltd.

and

Beijing Gridsum Technology Co., Ltd.

and

Guoxinjunhe (Beijing) Technology Co., Ltd.

June 2015

This Operation Agreement (hereinafter referred to as “this Agreement”) is made and entered into as of June   , 2015 by and among:

Party A:

Beijing Guoxin Xinchuang Investment Co., Ltd., a limited liability company legally incorporated and duly existing in accordance with laws of the People’s Republic of China, an enterprise wholly owned by the State Information Center and carrying out investment and financing activities related to new technologies and new products in the field of information technology for and on behalf of the State Information Center with its registered address at Room 201, No. 58, Sanlihe Road, Xicheng District, Beijing (hereinafter referred to as “Party A” or “Xinchuang”);

Legal Representative: Ping Du

Title: Chairman

Party B:

Beijing Gridsum Technology Co., Ltd., a limited liability company legally incorporated and duly existing in accordance with laws of the People’s Republic of China, a wholly-owned subsidiary of Gridsum Holding (Beijing) Co., Ltd. with its registered address at 8/F, Cuigong Fandian Xiezilou (Jade Palace Hotel Office Building), No. 76, Zhichun Road, Haidian District, Beijing (hereinafter referred to as “Party B” or “Beijing Gridsum”)

Legal Representative: Guosheng Qi

Title: Chairman and Chief Executive Officer

Party C:

Guoxinjunhe (Beijing) Technology Co., Ltd., a limited liability company legally incorporated and duly existing in accordance with laws of the People’s Republic of China, a wholly-owned subsidiary of Beijing Gridsum Holding (Beijing) Co., Ltd. with its registered address at 10/F, Cuigong Fandian Xiezilou (Jade Palace Hotel

Office Building), No. 76, Zhichun Road, Haidian District, Beijing (hereinafter referred to as “Party C” or “Guoxinjunhe”)

Legal Representative: Yang Xu

Title: General Manager

For the purpose of this Agreement, Party A, Party B and Party C are collectively referred to as the “Parties” and individually as a “Party”. Whereas:

1. For the purpose of ensuring the normal operation and business expansion of “Beijing Guoxin Wangyan Technology Co., Ltd.” jointly invested in and established by Guoxin Xinchuang, Beijing Gridsum and Guoxinjunhe, the Parties will fully exert their respective advantages in resources, technology and management and propose the method to operate and manage the Company through negotiations.

2. Based on the above background, the Parties reach this Collaboration Agreement as follows:

Chapter 1 Business Entity Established for Operating the Research Center

I.                    Establishment of the Business Entity

Guoxin Xinchuang, Beijing Gridsum and Guoxinjunhe will jointly apply with the administration for industry and commerce to register their subsidiary, “Beijing Guoxin Wangyan Technology Co., Ltd.” (hereinafter referred to as “Guoxin Wangyan”) to take charge of business operation, market services, product sale and financial management of the Research Center for e-Government of the State Information Center (hereinafter referred to as the “Research Center”). Guoxin Wangyan shall diligently manage the financial receipts and expenditures arising out of the cooperation and establish the special accounts.

Guoxin Wangyan is responsible for the implementation and performance of any and all the relevant business cooperation and project operation and sales arising out of the operation of the Research Center, including but not limited to:

1. to sell the government web dissector (GWD) software, government website group integrated management platform and other systems researched and developed for government websites to the Research Center and its clients;

2. to provide one-time or long-term website optimization consultation services to the clients;

3. to provide training and certification to the users of GWD products;

4. to organize large seminars in the field of government websites and release or publish journals and reports on the management of government websites.

II.               Independence of Operation

The shareholders and decision makers of Guoxin Wangyan are Beijing Guoxin Xinchuang Investment Co., Ltd. (representing the State Information Center), Beijing Gridsum Technology Co., Ltd. and Guoxinjunhe (Beijing) Technology Co., Ltd.. The operation and management of Guoxin Wangyan will not be bound and controlled by any other government agency, enterprise or individual.

Guoxin Wangyan is established for the business operation related to this cooperation and has the right to execute and perform business contracts with its clients in the name of the Research Center for e-Government of the State Information Center (or its sole designated project implementation company).

Chapter 2 Operation and Management of the Research Center

I.                    Management Method

1. The permanent organizations of Guoxin Wangyan include the board of directors and the operation and management department. The board of directors will hold two meetings every year at fixed dates, one in the first half of the year and another in the second half of the year. The meetings will discuss and formulate the annual work plans proposed by the management department of the Company, summarize, supervise and examine the work rules, and discuss and find solutions to the major development issues confronting the Company. Any director who cannot attend the meetings of the board of directors shall specify the reasons for his/her absence and apply for leaves of absence. The board of directors has one chairman who shall be Ping Du. The other two directors shall be appointed by Beijing Gridsum and Guoxinjunhe.

2. The Company has an operation and management organization which has 1 general manager who shall be Yang Xu. The general manager reports to the board of directors and performs the following duties:

(1) presiding over the daily operation and management tasks of the Company and organize the implementation of the resolutions of the board of directors;

(2) organizing the implementation of the annual operation plans and schemes of the Company;

(3) proposing the internal management organization structure plans of the Company;

(4) drafting the basic management rules of the Company;

(5) proposing the employment or dismissal of the deputy general manager of the Company; employing or dismissing the management personnel other than those to be nominated by the chairman and employed or dismissed by the board of directors;

(6) performing other duties granted in the articles of association or by the board of directors.

2. The Parties shall carry out the important activities (e.g. concluding contracts, deploying software and system, issuing consultation reports, organizing meetings, marketing and promotion, training and publishing) within the business scope stipulated in the Framework Agreement in the name of Guoxin Wangyan or the Research Center with the unanimous approval by the persons in charge of the Parties.

3. Guoxin Wangyan shall have independent human resources, finance and office premises, matters regarding which shall be discussed among the Parties before final decisions are made.

II.               Organizational Setup

The operation and management organization of Guoxin Wangyan consists of the general department, the human resources department, the finance department and the legal affairs department.

The organizational setup may be adjusted based on the needs of its business development, which shall be determined by the Parties through negotiations.

III.          Daily Working Capital

The daily working capital of Guoxin Wangyan mainly includes special research funds, technical support funds, office premise rent, daily office expenses, human resources cost, management cost and other expenses. These funds shall be used for the following purposes:

1. Providing the special research funds of RMB 800,000 to the State Information Center annually, to be paid out quarterly in four installments each year starting from 2015 for issues involving government network research and result promotion.

2. Making payments for the basic resources and support services to the State Information Center at the rates subject to negotiations;

3. Office premises rent;

4. Funds for the development, deployment and technical support of the GWD system and other products related to government websites;

5. Expenses for routine work in the office, human resources cost, management cost, market expansion and other expenses of the Research Center.

IV.           Miscellaneous

This Agreement is made in six copies, each Party holding two copies. All the copies are equally valid.

This Agreement will take effect upon the establishment of Guoxin Wangyan, at which time the original agreement between the State Information Center and Beijing Gridsum Technology Co., Ltd. on the operation of the Research Center for e-Government shall be automatically revoked.

(NO TEXT BELOW. THE FOLLOWING IS THE SIGNATURE PAGE.)

Party A: Beijing Guoxin Xinchuang Investment Co., Ltd.

(Stamp)

Signed by Legal Representative:	/s/ Ping Du

Date: June 25, 2015

Party B: Beijing Gridsum Technology Co., Ltd.

(Stamp)

Signed by Legal Representative:	/s/ Guosheng Qi

Date: June 19, 2015

Party C: Guoxinjunhe (Beijing) Technology Co., Ltd.

(Stamp)

Signed by Legal Representative:	/s/ Yang Xu

Date: June 19, 2015